UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 27, 2007
(Date of Earliest Event Reported)

AMERICAN COMMERCIAL LINES INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51562	73-3177794
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

1701 East Market Street, Jeffersonville, Indiana 47130
(Address of principal executive offices) (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information provided in Item 2.03 is incorporated by reference in this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 27, 2007, American Commercial Lines LLC (“ACLI”), Jeffboat, LLC (“Jeffboat”) and ACL Transportation Services LLC (“ACLTS” and collectively with ACLI and Jeffboat the “Borrowers”), each a wholly owned subsidiary of American Commercial Lines Inc. (the “Company”), entered into the previously announced new Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) as administrative agent and security trustee, and the financial institutions listed therein (collectively, the “Lenders”). The Credit Agreement provides for a $400 million revolving credit facility with an option to increase the size of the credit facility, subject to obtaining additional Lender commitments, up to an additional $200 million to a total facility size of $600 million. The revolving credit facility is available (i) to refinance certain existing indebtedness of the Company; (ii) to pay fees and expenses incurred in connection with the transactions contemplated by the Credit Agreement; (iii) to finance permitted acquisitions; and, (iv) to provide for the working capital and general corporate purpose needs of the Company and its subsidiaries (to include the letters of credit issued under the Credit Agreement).
The Credit Agreement has a five-year term and a variable interest rate based on LIBOR which varies with the Company’s level of debt to EBITDA. The variable interest rate spread at closing was 62.5 basis points over LIBOR. Should a default occur, the Company shall pay an additional 2% per annum on the amounts due in addition to the applicable rate.
The Company may terminate in whole or reduce in part the unused portion of commitments under the Credit Agreement. The Company may prepay the loans, in whole or in part, at any time, without penalty or premium, subject to certain conditions and the payment of certain liquidated damages. If at any time the amount of all outstanding loans exceeds the total revolving loan commitment at such time, the Company shall immediately prepay the excess portion of the outstanding loans.
The Credit Agreement also contains certain affirmative, negative and financial covenants, including (i) furnishing to Lenders periodic financial information of the Company; (ii) paying and discharging, at or before maturity, material obligations and liabilities; (iii) maintenance of corporate existence and ability to do business; (iv) addition of new subsidiaries as guarantors to the Credit Agreement; (v) limitations on ability to consolidate, merge or sell, lease or otherwise transfer all or substantially all assets; (vi) limitations on the incurrence of liens; and, (vii) maintenance of a fixed charge coverage ratio.
In addition to Wells Fargo as administrative agent, members of the bank syndicate include: Bank of America, N.A. and JPMorgan Chase Bank, N.A. as co-syndication agents; Fortis Capital Corp. and LaSalle Bank National Association as co-documentation agents; and Branch Banking and Trust Company, Fifth Third Bank, National City Bank, PNC Bank National Association, SunTrust Bank, U.S. Bank National Association, and Wachovia Bank, N.A. as syndicate members.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. In addition, the Company’s press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana, is an integrated marine transportation and service company operating in the United States Jones Act trades, with annual revenues of more than $940 million as of December 31, 2006. For more information about American Commercial Lines Inc., generally, visit www.aclines.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description
10.1	Credit Agreement, dated April 27, 2007, by and among American Commercial Lines LLC, Jeffboat LLC, and ACL Transportation Services LLC, and Wells Fargo Bank, National Association as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, Fortis Capital Corp. and LaSalle Bank National Association as co-documentation agents, and Branch Banking and Trust Company, Fifth Third Bank, National City Bank, PNC Bank National Association, SunTrust Bank, U.S. Bank National Association, and Wachovia Bank, N.A. as syndicate members.

99.1	Press release, dated April 30, 2007, issued by American Commercial Lines Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
By:	/s/ Larry M. Cuculic
Larry M. Cuculic
Vice President, Legal

Dated: May 3, 2007

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated April 27, 2007, by and among American Commercial Lines LLC, Jeffboat LLC, and ACL Transportation Services LLC, and Wells Fargo Bank, National Association as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, Fortis Capital Corp. and LaSalle Bank National Association as co-documentation agents, and Branch Banking and Trust Company, Fifth Third Bank, National City Bank, PNC Bank National Association, SunTrust Bank, U.S. Bank National Association, and Wachovia Bank, N.A. as syndicate members.

99.1	Press release, dated April 30, 2007, issued by American Commercial Lines Inc.